Investor Presentation 2016 Exhibit 99.1

2 This presentation includes statements that are, or may be deemed, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. In some cases, these forward-looking statements can be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately” or, in each case, their negative or other variations thereon or comparable terminology, although not all forward-looking statements contain these words. They appear in a number of places throughout this presentation and include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things, our industry, trends that may affect our industry or us, our business strategy, goals and expectations concerning our market position, future operations, profitability, forecasted revenue and EBITDA, capital expenditures, liquidity and capital resources and other financial and operating information. By their nature, forward-looking statements involve risks and uncertainties because they relate to events, competitive dynamics, and, regulatory and industry developments and depend on the economic circumstances that may or may not occur in the future or may occur on longer or shorter timelines than anticipated. Although we believe that we have a reasonable basis for each forward-looking statement contained in this presentation, we caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from the forward-looking statements contained in this presentation as a result of, among other factors, the factors referenced in the “Risk Factors” section of our Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 28, 2016, subsequent quarterly reports on Form 10-Qs and any other filings we make with the SEC. In addition, even if our results of operations, our financial condition and liquidity, and the development of the industry in which we operate are all consistent with the forward-looking statements contained in this presentation, they may not be predictive of results or developments in future periods. Any forward-looking statements that we make in this presentation speak only as of the date of such statement, and we undertake no obligation to update such statements to reflect events or circumstances after the date of this presentation, except as required by law. We ask that you carefully read the factors described in the “Risk Factors” section of our SEC filings to better understand the risks and uncertainties inherent in our business, our strategy, goals and expectations regarding future operations and profitability and an investment in our securities generally. Safe Harbor Statement and Disclaimer

3 Branding Update On January 28, 2016, CVSL Inc. announced that it would change its name and stock symbol. The company began doing business as JRJR Networks on March 7, 2016.  Its common stock began trading under the symbol JRJR as of February 16, 2016. This fresh, new brand identity perfectly fits the identity of the company: A growing, innovative “network of networks” within the direct-to-consumer industry, led by a family with extraordinary experience and unmatched expertise in this sector.

4 Investment Thesis

5 Accomplishments by Year

6 About JRJR Networks

7 Acquisition History to Date

8 Acquisition History to Date (continued)

9 What JRJR Brings to Acquired Companies Proprietary Techniques JRJR has proprietary, patented methods of analyzing consumer behavior, finding companies’ strengths and weaknesses and driving top line growth Cost Control Identify SG&A excesses, reduce operating costs, find synergies and efficiencies that drive profitability and free cash flow “Brand Respect” Each acquired company’s brand, identity, sales force, compensation plan and distinct culture is kept intact Technology Platform JRJR leverages its technology leadership through e-commerce support for the sales forces Executive Team and Board JRJR’s management team has decades of industry success, tenure and loyalty. Strong board includes a distinguished litigator, international business experts and a product development scientist A Disciplined and Diversified Acquisition Strategy There are vast opportunities in the $166 billion+ direct to consumer sector. We target companies with strong brands, subscription-based, complementary products and services and interesting geographic expansion opportunities

10 Prototypical Direct Selling Indicators

11 Our Disciplined Acquisition Process

12 Our Acquisition Opportunity Pipeline is Robust Category # of companies under consideration average revenue ($M) total revenue ($M) Health and Wellness 20 $205 $4,102 Home 14 462 6,462 Beauty 8 307 2,459 Service 8 303 2,424 Accessories 5 185 927 B2B 2 5 9 Food 2 41 83 Total 59 $279 $16,464 Pipeline by Category

13 A Proven Leadership Team in the Direct-to-Consumer Sector JRJR Networks’ management and board leadership has 180+ years of combined success and experience in finance, operations, marketing, consumer behavior, e-commerce and direct selling compensation plans. Examples of expertise:

14 Global Footprint: Sales & Operations in Over 40 Countries

15 Case Study: Betterware Acquired October, 2015

16 Case Study: Kleeneze Acquired March, 2015

17 Kleeneze/Betterware shows how JRJR Networks uses synergies to increase profitability Case Study: Kleeneze and Betterware Operational Efficiencies

18 Case Study: Longaberger Acquired March, 2013

19 Case Study: Agel Acquired October, 2013

20 Case Study: Your Inspiration at Home Acquired August, 2013

21 The Massive Global Direct-to-Consumer Industry The global direct-to-consumer industry has compound annual growth rate of 5.7% per year since 2010 and is contra-cyclical to the global economy (source: World Federation of Direct Selling Associations) Billion s $

22 The Direct-to-Consumer Industry is Highly Fragmented

23 A Convergence of Four Powerful Motivating Forces

24 Branding Update

25 Valuation Sensitivity Analysis

26 Valuation Net Recruitment

27 Valuation Valuation